SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2009
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) HOMI Israel Ltd., a wholly owned subsidiary of Hotel Outsource Management International, Inc., amended the employment agreement of Daniel Cohen, its President. The basic terms of Mr. Cohen's employment agreement shall remain the same as those previously reported. Pursuant to the revisions, the amount of his time that Mr. Cohen is expected to devote to HOMI shall increase from 50% to no less than 75%; the costs to HOMI of this employment shall increase from $120,000 to $170,000 per year; the term of entitlement to a bonus based on minibar installations was shortened to December 31, 2008 and was confirmed by Mr. Cohen as having been already settled.

The amendments to the employment agreement are effective as of January 1, 2009.

Item 9.01 –	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.01	Employment Agreement by and among HOMI Israel, Ltd and Daniel Cohen, including amended Exhibit A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

February 3, 2009	Hotel Outsource Management International, Inc.

	By:	/s/ Jacob Ronnel
Name: Jacob Ronnel
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.01	Employment agreement by and among HOMI Israel, Ltd and Daniel Cohen, including amended Exhibit A.